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                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES

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Pricing Supplement No. 9                                    Trade Date: 11/17/03
(To Prospectus dated September 8, 2003 and                  Issue Date: 11/20/03
Prospectus Supplement dated September 12, 2003)

The date of this Pricing Supplement is November 18, 2003


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
    CUSIP
      or
  Common Code           Principal Amount       Interest Rate          Maturity Date         Price to Public
  -----------           ----------------       -------------          -------------         ---------------
   91131UGS7              $9,142,000.00            5.00%                 11/15/15                 100%


Interest Payment
   Frequency                                   Subject to         Dates and terms of redemption
  (begin date)          Survivor's Option      Redemption       (including the redemption price)
----------------        -----------------      ----------       --------------------------------
     monthly                   Yes                Yes                    100% 11/15/04
   (12/15/03)                                                      semi-annually thereafter


                          Discounts and
Proceeds to UPS            Commissions         Reallowance           Dealer              Other Terms
---------------           -------------        -----------           ------              -----------
 $9,000,299.00            $141,701.00             $2.75         ABN AMRO Financial
                                                                  Services, Inc.
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